AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT, dated as of the 13th day of July, 2015, to the Custody Agreement, dated as of June 22, 2006, amended and restated May 15, 2013 (the “Agreement”) is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the “Trust”), on behalf of its separate series, the Trillium Funds, listed on Exhibit Y attached hereto (as amended from time to time), and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit Y to the Agreement is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy

Name: Elaine E. Richards	Name: Michael R. McVoy

Title: President	Title: Senior Vice President

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Exhibit Y
to the Professionally Managed Portfolios
Amended and Restated Custody Agreement

Name of Series	Date Added
Trillium All Cap Fund	on or after July 29, 2015
Trillium Small/Mid Cap Fund	on or after July 29, 2015

Custody Services Fee Schedule at July 29, 2015

Annual Fee Based Upon Market Value Per Fund*
[ ] basis point on average daily market value of all long securities and cash held in the portfolio
Minimum annual fee per fund - $[ ]
Plus portfolio transaction fees

Portfolio Transaction Fees
▪	$[ ] – Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$[ ] – Repo agreement/reverse repurchase agreement/time deposit/CD or other non-depository transaction
▪	$[ ] – Option/SWAPS/future contract written, exercised or expired
▪	$[ ] – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[ ] – Physical transaction
▪	$[ ] – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[ ] – Segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus [ ].

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Additional Services
Additional fees apply for global servicing.  Fund of Fund expenses quoted separately.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit Y

Trillium Asset Management, LLC

By:     /s/ Michelle McDonough

Name:   Michelle McDonough

Title:      Partner                                                       Date:           7/14/2015

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Exhibit Y (continued) to the Professionally Managed Portfolios Amended and Restated Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule at July, 2015

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	[ ]	$[ ]	Estonia	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Australian	All	[ ]	$[ ]	Euromarkets**	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Finland	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	France	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Germany	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Ghana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Greece	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Hong Kong	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Hungary	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Iceland	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	India	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Cayman Islands	All	[ ]	$[ ]	Indonesia	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]	Trinidad & Tobago*	All	[ ]	$[ ]
Channel Islands	All	[ ]	$[ ]	Ireland	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Israel	All	[ ]	$[ ]	Palestinian Autonomous Areas*	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
China “A” Shares	All	[ ]	$[ ]	Italy	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
China “B” Shares	All	[ ]	$[ ]	Jamaica*	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Japan	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Jordan	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Kazakhstan	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Cyprus*	All	[ ]	$[ ]	Kenya	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]	Vietnam*	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Latvia	Equities	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Latvia	Bonds	[ ]	$[ ]	Russia	MINFINs	[ ]	$[ ]
Equador	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]	Serbia*	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
*   Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**              Tiered by market value: <$[  ] billion: 1 bp >$[  ] billion and <$[ ] billion: [ ] bps; >$[ ] billion: [ ] bps.
**              Euromarkets – Non-Eurobonds: Surcharges may vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.
Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	[ ]-[ ] foreign securities: $[ ]
▪	[ ]-[ ] foreign securities: $[ ]
▪	Over [ ] foreign securities: $[ ]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Tax Reclamation Services: Tax reclaims that have been outstanding for more than [ ] ([ ]) months with the client will be charged $[ ] per claim.
Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

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